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               [PATTERSON, BELKNAP, WEBB & TYLER LLP LETTERHEAD]


                                     September 27, 1999


Medscape, Inc.
134 West 29th Street
New York, NY  10001-5399

Dear Sirs:

                  We are acting as counsel to Medscape, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1, as amended (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act") relating to the proposed public offering of shares of the Company's common stock, par value $.01 per share (the "Shares"), all of which shares are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

                  In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have considered necessary or advisable for the purpose of this opinion. We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and directors and by governmental authorities and upon such other documents and data as we have deemed appropriate. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such



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Mr. Paul T. Sheils
September 27, 1999
Page 2

information and assumptions. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.


     Subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor in the manner described in the prospectus incorporated by reference as part of the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm which appears in the prospectus incorporated by reference as part of the Registration Statement under the caption "Legal Opinions." In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   PATTERSON, BELKNAP, WEBB & TYLER LLP

                                            /s/ John P. Schmitt
                                   By:-----------------------------------------
                                                John P. Schmitt